Exhibit 10

FOURTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement is entered into as of June 27, 2006 (the “Amendment”), by and between COMERICA BANK (“Bank”) and ORASURE TECHNOLOGIES, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement, dated as of September 10, 2002, as amended by a First Amendment to Loan and Security Agreement, dated as of May 23, 2003, a Second Amendment to Loan and Security Agreement, dated as of September 12, 2003, and a Third Amendment to Loan and Security Agreement, dated as of April 21, 2004 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Certain defined terms in Section 1.1 of the Agreement are hereby added or amended and restated to read as follows:

“Credit Extension” means the Mortgage Advance, each Non-Revolving Advance, each Revolving Advance, each Equipment Term Loan, the Term Advance, the Expansion Advances, or any other extension of credit by Bank for the benefit of Borrower hereunder.

“Expansion Advances” means a cash advance or advances under Section 2.1(f).

“Expansion Advance Maturity Date” means June 27, 2011.

“Fixed Rate Advance” means a Credit Extension where the Borrower elects to pay interest on such Credit Extension at a fixed rate of interest pursuant to Section 2.3(a)(ii)(C), 2.3(a)(iii)(C), 2.3(a)(iv)(B) or 2.1(f)(ii) hereof.

“LIBOR Advance” means a Credit Extension where the Borrower elects to pay interest on such Credit Extension at a fixed rate of interest pursuant to Section 2.3(a)(i)(B), 2.3(a)(ii)(B), 2.3(a)(iii)(B) or 2.1(f)(i) hereof.

“Property” means the real property and improvements thereon located at 1745 Eaton Avenue, Bethlehem, Pennsylvania, and solely for the purpose of Section 7.5 hereof, shall also include the real property and improvements thereon located at 220 East First Street and 150 Webster Street, Bethlehem, Pennsylvania.

2. Section 2.1(f) is added to the Agreement, as follows:

(f) Expansion Advances. On or before July 7, 2006, Borrower may request, and Bank shall make one (1) or more Expansion Advances (the “Initial Expansion Advances”) in

an amount of up to $10,000,000. Thereafter, Borrower may request additional Expansion Advances in an aggregate amount of up to $5,000,000 at any time before June 30, 2007. Borrower shall use the proceeds of the Expansion Advances to fund the purchase of the facilities and land at 220 East First Street and 150 Webster Street in Bethlehem, Pennsylvania, an expansion project at 220 East First Street and all costs and expenses related to the foregoing. The outstanding balance of Expansion Advances shall bear interest, at the option of Borrower, at any of the following rates: (i) if Borrower elects to have a floating interest rate, a rate per annum equal to 30-day, 180-day or 360-day LIBOR plus (a) 125 basis points if Borrower invests and retains less than $10,000,000 with Comerica Securities, Inc., (b) 90 basis points if Borrower invests and retains at least $10,000,000 with Comerica Securities, Inc., (c) 75 basis points if Borrower invests and retains at least $25,000,000 with Comerica Securities, Inc., and (d) 55 basis points if Borrower invests and retains at least $40,000,000 with Comerica Securities, Inc., or (ii) if Borrower elects to have a fixed interest rate, a rate per annum equal to the 5-year Treasury Note Rate plus (a) 1.73% basis points if Borrower invests and retains less than $10,000,000 with Comerica Securities, Inc., (b) 1.38% if Borrower invests and retains at least $10,000,000 with Comerica Securities, Inc., (c) 1.23% if Borrower invests and retains at least $25,000,000 with Comerica Securities, Inc., and (d) 1.03% if Borrower invests and retains at least $40,000,000. Interest rates shall be determined based on the investment level on the date of an Expansion Advance, and will be adjusted, to the extent necessary, on the date that each principal payment is due to reflect any increase or decrease in the amount of such investment above or below the thresholds set forth in this Section as of such date. Interest shall be payable on the first day of each month, beginning the first day of the month after each Expansion Advance is made, and continuing for so long as any portion of the Expansion Advances remains outstanding. Interest on Expansion Advances shall be computed pursuant to Section 2.3(d). Borrower shall have the right to select a different LIBOR Interest Period for each Expansion Advance that is a LIBOR Advance pursuant to Section 2.3(e), and Borrower shall have the right from time to time to convert any Expansion Advance that is a LIBOR Advance to a Fixed Rate Advance on the first day of a LIBOR Interest Period pursuant to Section 2.3(e) without penalty or premium. The initial Expansion Advances are repayable on a 20-year amortization schedule, with the entire balance of the unpaid principal and all amounts of accrued interest due on the Expansion Advance Maturity Date. The principal amount of the subsequent Expansion Advances outstanding on June 27, 2007 shall be repayable on a 19-year amortization schedule, with the entire balance of the unpaid principal and all amounts of accrued interest due on the Expansion Advance Maturity Date. If an Expansion Advance is a LIBOR Advance, principal payments thereon will be made at the expiration of each LIBOR Interest Period. If an expansion Advance is a Fixed Rate Advance, principal payments thereon will be made on the first day of each month, in equal monthly installments of principal and interest during the period beginning on the date of the Expansion Advance and continuing through the Expansion Advance Maturity Date. Borrower may prepay an Expansion Advance prior to the Expansion Advance Maturity Date, provided that Borrower shall pay (x) a Prepayment Penalty if the Expansion Advance is a Fixed Rate Advance and (y) a LIBOR Prepayment Penalty if the Expansion Advance is a LIBOR Advance and such prepayment occurs on any day other than the last scheduled day of an applicable LIBOR Interest Period. Subject to payment of a Prepayment Penalty or LIBOR Prepayment Penalty as provided above, each prepayment of an Expansion Advance shall be applied first to fees, then to interest, then to principal installments in reverse order of maturity.

3. Section 6.7(b) is amended to read as follows:

(b) Minimum Liquidity. A balance of cash, cash equivalents and short-term investments plus Excess Collateral Availability under the Revolving Facility of not less than $25,000,000, which amount shall include at least $15,0000,000 in cash and cash equivalents held by Bank or its Affiliates.

4. The definition of “Revolving Maturity Date” in Exhibit A is amended to read “June 29, 2007”.

5. Bank consents to the late delivery by Borrower of a Borrowing Base Certificate and related agings in accordance with the Agreement for the period ended December 31, 2005.

6. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

7. Borrower represents and warrants that the representations and warranties contained in Section 5 of the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

9. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) a non-refundable loan fee of $5,000, plus all Bank Expenses incurred in connection with the preparation, negotiation and execution of this Amendment (not to exceed $5,000);

(c) evidence that at least $10,000,000 of new funds has been invested with Comerica Securities, Inc.;

(d) an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution, delivery and performance of this Amendment;

(e) an agreement to provide insurance, an automatic debit authorization, and disbursement instructions substantially in the forms attached hereto; and

(f) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ORASURE TECHNOLOGIES, INC.

By:	/s/ Ronald H. Spair
Title:	CFO

COMERICA BANK

By:	/s/ Charles R. Bowman
Title:	Vice President

ITEMIZATION OF AMOUNT FINANCED

DISBURSEMENT INSTRUCTIONS

                    (Expansion Advance)

Name: ORASURE TECHNOLOGIES, INC.	Date: June , 2006

$	credited to deposit account No. 1892044635 when Advances are requested by Borrower

Amounts paid to others on your behalf:

$	to Comerica Bank for Loan Fee

$	to Bank counsel fees and expenses

$	to

$	to

$	TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

Signature	Signature

AGREEMENT TO PROVIDE INSURANCE

TO:	COMERICA BANK	Date: June 27, 2006
Attn: Deni M. Snider, MC 4770
75 E. Trimble Road
	San Jose, CA 95131	Borrower: Orasure Technologies, Inc.

In consideration of a loan in the maximum amount of $15,000,000, secured by all tangible personal property including inventory and equipment.

I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

I/We also agree to advise the below named agent to add Comerica Bank as lender’s loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

I/We understand that the policy must contain:

1.	Fire and extended coverage in an amount sufficient to cover:

(a)	The amount of the loan, OR

(b)	All existing encumbrances, whichever is greater,

But not in excess of the replacement value of the improvements on the real property.

2.	Lender’s “Loss Payable” Endorsement Form 438 BFU in favor of Comerica Bank, or any other form acceptable to Bank.

INSURANCE INFORMATION

Insurance Co./Agent Telephone No.:

Agent’s Address:

Signature of Obligor: ____________________________________

Signature of Obligor: ____________________________________

FOR BANK USE ONLY

INSURANCE VERIFICATION: Date: _______________________

Person Spoken to: _____________________________________

Policy Number: _______________________________________

Effective From: ______________ To: ______________________

Verified by: __________________________________________

COMERICA BANK
AUTOMATIC DEBIT AUTHORIZATION
Member FDIC

To:	Comerica Bank

Re:	Loan # ___________________________________________

You are hereby authorized and instructed to charge account No. 1892044635 in the name of Orasure Technologies, Inc.

for principal, interest and other payments due on above referenced loan as set forth below and credit the loan referenced above.

☒	Debit each interest payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

☒	Debit each principal payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

☒	Debit each payment for Bank Expenses as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.

Borrower Signature	Date:

___________________________	__________________

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